Exhibit 10.2

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LICENSE AMENDMENT 2

This LICENSE AMENDMENT 2 (the “LA2”) by and between:

Senju Pharmaceutical Co., Ltd., a corporation duly organized and existing under the laws of Japan, having a principal place of business at 3-1-9, Kawaramachi, Chuo-ku, Osaka 541-0048, Japan (“Senju”); and

Eyenovia, Inc., a corporation organized and existing under the laws of Delaware, having a principal place of business at 295 Madison Avenue, Suite 2400, New York, NY 10017, U.S.A. (“Eyenovia”);

shall be effective as of May __, 2021 (the “LA2 Effective Date”), and where Senju and Eyenovia are each individually referred to herein as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, Senju and Eyenovia are parties to an Exclusive License Agreement dated March 18, 2015 (the “Agreement”), which remains in full force and effect; and

WHEREAS, Senju and Eyenovia are parties to a License Amendment (the “LA1”) and a letter entitled “RE: Eye Spray Exclusive License Agreement” (the “Letter”), dated April 8, 2020 and August 7, 2020 respectively, both of which remain in full force and effect; and

WHEREAS, the Parties wish to confirm their mutual understanding of the terms of the Agreement as stated in this LA2; and

WHEREAS, it is the intentions of the Parties that the terms of the Agreement be so confirmed by way of this LA2.

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereby agree as follows:

1.	Any capitalized terms in this LA2 shall have the meaning assigned to them in the Agreement, provided that the following terms are defined by this LA2:
(1)	“China” shall mean the People’s Republic of China, and also Hong Kong, Macao, and Taiwan.
(2)

“LA2 Licensed Products” shall mean a Licensed Product using piezo-print technology in a microdose dispenser containing: the chemical substance atropine sulfate as its sole active ingredient and that is used for the treatment of myopia in humans; the chemical substance pilocarpine as its sole active ingredient and that is used for the treatment of presbyopia in humans; the chemical substances phenylephrine and tropicamide in combination as active ingredients that are used for pharmaceutical mydriasis in humans.

(3)	“LA2 Term” shall mean the period of time from the LA2 Effective Date until the end of one (1) year thereafter.
(4)

“Senju Licensed Know-How” shall mean any and all information, data, clinical studies, instructions, proprietary information, trade secrets, techniques or materials which are related to and generated by Senju’s activities (or those performed on Senju’s behalf) under the Agreement for the Licensed Product.

(5)	“Senju Inventions” shall mean Inventions generating from Senju’s activities (or those performed on Senju’s behalf) under the Agreement for the Licensed Product.
2.

LA1 shall be terminated as of the LA2 Effective Date and any rights and obligations set forth in LA1 shall be transferred to and re-stated in this LA2. For clarification, the amount to be paid to Senju upon the execution of the arrangement with Eyenovia Designated Third Party for atropine product and pilocarpine product pursuant to Section 4.5(i)(b) has been already paid as of the LA2 Effective Date and shall not be refundable.

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.

For the LA2 Term and only for the LA2 Licensed Products, the Territory as stated in Section 1.15 of the Agreement shall exclude China and South Korea. For the purpose of clarification, this exclusion shall not affect Senju’s rights to the LA2 Licensed Product outside of China and South Korea.

4.

If before the end of the LA2 Term, Eyenovia enters into a definitive arrangement with any third party which Eyenovia designates (“Eyenovia Designated Third Party”) for the LA2 Licensed Products in China and South Korea, then the exclusion of Section 2 of this LA2 shall continue as long as the definitive agreement with the Eyenovia Designated Third Party is in place, unless otherwise altered by agreement of the Parties. Provided, however, that:

(1)

Eyenovia itself may not research, develop, commercialize, manufacture, or use the LA2 Licensed Products in China and South Korea (and accordingly it doing so would not extend the exclusion of Section 2 of this LA2); this restriction would not apply to the third party under terms of a license agreement; and

(2)

Subject to the terms and conditions of this LA2, and without limitation of Sections 2.1.4, 6.1.1, 7.4.3, and 7.4.4 of the Agreement, Eyenovia has a right by way of sub-license to the Eyenovia Designated Third Party, to research, develop, commercialize, manufacture, or use the LA2 Licensed Products in China and South Korea, under the Senju Licensed Know-How and Senju Inventions, as applicable.

(3)

Senju has a right, with a right to Sublicense in accordance with the Agreement, to research, develop, commercialize, manufacture, or use, under the Licensed Know-How and Inventions with respect to the Licensed Product generated from the Eyenovia Designated Third Party’s activities under this LA2, (a) the Licensed Products other than LA2 Licensed Products in China and South Korea, and (b) the Licensed Products in countries of the Territory other than China and South Korea. For the purpose of clarification, Senju’s right to use the Licensed Know-How and Invention under this

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

Section will not increase the Running Royalty in Section 6.2 of the Agreement and/or extend Royalty Term/Term under Sections 6.3 and 7.1 of the Agreement, respectively,

(4)

Senju makes no representations or warranties that the Senju Licensed Know-How and/or Senju Inventions are sufficient to develop, manufacture or commercialize the Licensed Product, including LA2 Licensed Products, nor that any resulting patent applications for Senju Inventions will be granted or patents enforceable.

(5)

In consideration for the exclusion of Section 2 of this LA2, Eyenovia shall pay to Senju the following compensation upon and after the execution of the arrangement with Eyenovia Designated Third Party:

(i)	Non-Royalty License Revenue:
(a)	$250,000 representing the entirety of the lump-sum payment received from Eyenovia Designated Third Party if Eyenovia licenses the phenylephrine plus tropicamide combination product;
(b)

[***] percent ([***]%) of any lump-sum payment received from Eyenovia Designated Third Party if Eyenovia licenses any other LA2 Licensed Product, including, without limitation, any signing fee and, upfront;

(c)	[***] percent ([***]%) of any lump-sum payment received from Eyenovia Designated Third Party if Eyenovia licenses any LA2 Licensed Product for milestones; and
(d)	[***] percent ([***]%) of any net revenue obtained from contract research and/or development for the LA2 Licensed Product; and
(e)	[***] percent ([***]%) of any net revenue obtained from contract manufacture for the device of the LA2 Licensed Product.

In the case of contract manufacturing, Net Revenue is defined as [***].

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

In the case of contract research and or development, Net Revenue is defined as [***].

Senju must receive a minimum of [***] United States Dollars (US$[***]) in payments for Non-Royalty License Revenue under this Section 3. (3) (i).

(ii)	Revenue from running royalty based on sales:

[***] percent ([***]%) of all sales royalty revenues received by Eyenovia for the sale or commercialization of the LA2 Licensed Product in China and South Korea by Eyenovia Designated Third Party.

(iii)

At the request of Senju, Eyenovia shall deliver to Senju a true and accurate report setting out in detail the information necessary to calculate the payments and revenues due under Section 3(3), including all deductions made under Net Revenues. Eyenovia shall retain records pertaining to such payments and revenues, which will be open for inspection by an auditor chosen by Senju, for the purpose of verifying the amounts payable by Eyenovia hereunder. Such inspections shall be at the expense of Senju, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established, in which case, all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by Eyenovia.

5.

In the event that Eyenovia fails to enter into such a definitive arrangement with Eyenovia Designated Third Party for the LA2 Licensed Product in China and South Korea during the LA2 Term, then the exclusion of Section 2 of this LA2 shall end at the end of the LA2 Term. In the event that such arrangement was to be entered into during the LA2 Term, but then expire or otherwise terminate thereafter, then the exclusion of Section 2 of this LA2 shall end upon such expiration or termination. In either such case, Senju would regain and retain full rights to the LA2 License Product in China and South Korea.

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

6.

Any material breach by Eyenovia of the terms of this LA2 shall be grounds for Senju to terminate this LA2 upon notification to Eyenovia and after Eyenovia is given sixty (60) days to address any such material breach. If Eyenovia remains in such material breach after that time, Senju may terminate this LA2 and the rights and obligations stated herein.

7.	The Parties agree and acknowledge that “LA Licensed Product” in the Letter shall be replaced in its entirety to “LA2 Licensed Product.”
8.	The remaining terms and conditions of the Agreement shall remain unchanged, and in full force and effect.
9.

This LA2 may be executed in counterparts and signature pages may be delivered by facsimile or scanned (“PDF”) form, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Confidential Treatment Requested by Eyenovia, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, Eyenovia and Senju have executed this LA2 by their respective duly authorized representatives.

EYENOVIA, INC.		SENJU PHARMACEUTICAL CO., LTD.

(“Senju”)

/s/ Tsontcho Ianchulev		By:	/s/ Shuhei Yoshida
Name:	Tsontcho Ianchulev		Name:	Shuhei Yoshida
Title:	CEO		Title	President
Date:	9/14/2021		Date:	5/14/2021